SUBSIDIARY SECURITY AGREEMENT


          SECURITY AGREEMENT, dated as of July 28, 1995, made by Newport Steel Corporation, a Kentucky corporation, the Federal Employer
Identification Number of which is 61-1116686 (the "Company") in favor of THE
HUNTINGTON NATIONAL BANK, as collateral agent (in such capacity, the
"Collateral Agent"), the Federal Employer Identification Number of which is 31-
0966785, under the Indenture dated as of July 28, 1995 (as amended, supplemented or otherwise modified from time to time, the "Indenture") between the Collateral Agent (acting in its capacity as trustee) and NS Group,
Inc. (the "Parent"), for the benefit of the Holders of 13 1/2% Senior Secured Notes due 2003 (the "Securities") issued by the Parent.


                        W I T N E S S E T H :


          WHEREAS, the Company is the owner of the Collateral (as hereinafter defined); and

          WHEREAS, it is a condition precedent to the purchase of the
Securities from the Parent that the Company shall have executed and delivered this Agreement to the Collateral Agent for the ratable benefit of the Holders.

          NOW, THEREFORE, in consideration of the premises and to induce the Trustee to enter into the Indenture and to induce the Holders to purchase the Securities, the Company hereby agrees with the Collateral Agent, for the ratable benefit of the Holders, as follows:

          1.   Defined Terms.

          1.1 Definitions. (a) Unless otherwise defined herein, terms defined in the Indenture and used herein shall have the meanings given to them in the Indenture and the following terms which are defined in the
Uniform Commercial Code in effect in the State of New York on the date hereof are used herein as so defined: Chattel Paper, Equipment, Farm
Products and Instruments.

          (b) The following terms shall have the following meanings:

          "Agreement" means this Security Agreement, as the same may be amended, modified or otherwise supplemented from time to time.

          "Code" means the Uniform Commercial Code as from time to time in effect in the State of New York.

          "Collateral" has the meaning specified in Section 2 of this
     Agreement.

          "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of the property owned by it is bound.

          "Fixtures" shall have the meaning assigned to such term in the
     Code and include, without limitation, all goods that after placement on the real property described in Schedule 2 hereto become component parts of the real property described in Schedule 2 hereto, buildings and other constructions and which are used in the conduct of the Company's trade, business, occupation or other commercial or industrial
     activity.

          "Net Insurance Proceeds"  has the meaning specified in
Section 4.3
     of this Agreement.

          "Obligations" means the due and punctual payment and performance by the Company of all its obligations and liabilities,
     absolute or contingent, liquidated or unliquidated, now existing or hereafter incurred under, arising out of and in connection with the
     Subsidiary Guarantee.

          "Proceeds" and "Products" shall have the meaning ascribed to such terms in the Code and shall include in any event (i) whatever is received upon any collection, exchange, sale or other disposition or refinancing of any of the Collateral and any property into which any of the Collateral is converted (whether cash or non-cash proceeds), (ii) any and all proceeds of any insurance, indemnity, warranty or guarantee payable to the Company from time to time with respect to any of the
     Collateral, (iii) any and all payments (in any form whatsoever) made or due and payable to the Company from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority
(or any
     person acting under color of governmental authority) and
(iv) any and
     all other amounts from time to time paid or payable under or in connection with any of the Collateral.

          "Requirement of Law" means, as to any Person, the Certificate of
     Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other governmental authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          "Subsidiary Guarantee" means the Subsidiary Guarantee dated an even date herewith among the Company, Erlanger Tubular
Corporation,
     Imperial Adhesives, Inc., Koppel Steel Corporation, Northern
Kentucky
     Air, Inc. and Northern Kentucky Management, Inc. and the
Collateral
     Agent for the benefit of the Holders, as the same may be amended, supplemented or otherwise modified from time to time.

          1.2  Other Definitional Provisions.  (a)  The words
"hereof,"
"herein" and "hereunder" and words of similar import when used in this
Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section and paragraph references are to this
Agreement unless otherwise specified.

          (b) All references to the Collateral Agent shall be deemed to include a reference to the Trustee, and the reverse thereof shall similarly apply.

          (c) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

          2. Grant of Security Interest. As collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations, the Company hereby grants to the Collateral Agent for the ratable benefit of the Holders a security interest in all of the following property now owned or at any time hereafter acquired by the Company or in which the Company now has or at any time in the future may acquire any right, title or interest (collectively, the
"Collateral"):

          (a) all Equipment including, without limitation, (i) furniture, furnishings, tools, lubricants, spare parts, shelving, displays, cases, accessories, motors and engines and (ii) with respect to the foregoing all attachments, components, parts, equipment and accessories installed thereon or affixed thereto;

          (b)  all Fixtures;

          (c)  all books and records pertaining to the
Collateral; and

          (d) to the extent not otherwise included, all Proceeds and
     Products of any and all of the foregoing.

          3. Representations and Warranties. The Company hereby represents and warrants that:

          3.1 Title; No Other Liens. Except for (a) the security interest granted to the Collateral Agent for the ratable benefit of the Holders pursuant to this Agreement, (b) the security interest granted to the Parent to secure the
Company's obligations under its Intercompany Note and (c) the other Liens permitted to exist on the Collateral pursuant to the Indenture, the Company owns each item of the Collateral free and clear of any and all Liens or claims of others. No security agreement, financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except (a) such as have been filed in favor of the Collateral
Agent, for the ratable benefit of the Holders, pursuant to this Agreement, (b) such as have been filed in favor of the Parent to secure the Company's obligations under its Intercompany Note or (c) as are permitted pursuant to the Indenture.

          3.2 Perfected First Priority Liens. The security interests granted pursuant to this Agreement (a) constitute perfected first security interests in the Collateral in favor of the Collateral Agent, for the ratable benefit of the Holders, (b) are prior to all other Liens on the Collateral in existence on the date hereof except for Liens permitted to exist pursuant to the
Indenture, and (c) are enforceable as such against (1) all creditors of and purchasers from the Company and (2) any Person having any interest in the real property where any of the Equipment is located.

          3.3 Equipment. The Equipment is kept at the locations listed on Schedule 1 hereto.

          3.4 Chief Executive Office. The Company's chief executive office and chief place of business is located at Ninth and Lowell
Streets,
Newport, Kentucky  41072.

          3.5  Farm Products.  None of the Collateral
constitutes, or is the
Proceeds of, Farm Products.

          4. Covenants. The Company covenants and agrees with the
Collateral Agent that, from and after the date of this Agreement until this
Agreement is terminated and the security interests created hereby are released:

          4.1 Delivery of Instruments and Chattel Paper. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument or Chattel Paper, such Instrument or Chattel
Paper shall be promptly delivered to the Collateral Agent, duly indorsed in a manner satisfactory to the Collateral Agent, to be held as Collateral pursuant to this Agreement.

          4.2 Marking of Records. The Company will include in its books and records pertaining to the Collateral an appropriate reference to this
Agreement and the security interests created hereby.

          4.3 Maintenance of Insurance. (a) The Company will maintain, with financially sound and reputable companies, insurance policies
(1) insuring the Equipment and Fixtures against loss by fire, explosion, theft and such other casualties as are usually and customarily carried with respect to similar property and or facilities according to their respective locations and
(2) insuring the Company, the Collateral Agent and the Holders against liability for personal injury and property damage relating to such Equipment and Fixtures, such policies to be in such form and amounts and having such coverage as are usually and customarily carried with respect to similar property and or facilities according to their respective locations with losses payable to the Company and the Collateral Agent ("Net Insurance Proceeds").

          (b) All such insurance shall (1) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 30 days after receipt by the Collateral Agent of written notice thereof, (2) name the Collateral Agent as the insured party and (3) subject to paragraph (a) above, be reasonably satisfactory in all other respects to the Collateral Agent.

          (c) The Company shall deliver to the Collateral Agent a report of a reputable insurance broker with respect to such insurance during the month of July in each calendar year and such supplemental reports with respect thereto as the Collateral Agent may from time to time reasonably request.

          4.4 Payment of Taxes, Assessments and Governmental Charges. The Company will pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all taxes, assessments and governmental charges or levies imposed upon the
Collateral or in respect of income or profits therefrom, as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if the amount, applicability or validity thereof is currently being contested in good faith by appropriate proceedings, reserves in conformity with GAAP with respect thereto have been provided on the books of the
Company and such proceedings do not involve any material danger of the sale, forfeiture or loss of any of the Collateral or any interest therein.

          4.5  Maintenance of Perfected Security Interest;
Further
Documentation. (a) The Company shall maintain the security interest created by this Agreement as a first, perfected security interest subject only to Liens permitted to exist pursuant to the Indenture and shall defend such security interest against claims and demands of all Persons whomsoever.

          (b) At any time and from time to time, upon the written request of the Collateral Agent and at the sole expense of the Company, the
Company will promptly and duly execute and deliver such further instruments and documents and take such further action as the Collateral Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the security interests created hereby.

          4.6 Changes in Locations, Name, etc. The Company will not, unless it shall have given the Collateral Agent at least 30 days prior written notice:

          (a) permit any of the Equipment to be kept at a location other than those listed on Schedule 1 hereto; or

          (b) change the location of its chief executive office and chief place of business from that specified in subsection 3.4; or

          (c) change its name, identity, Federal taxpayer identification number or corporate structure to such an extent that any financing statement filed by the Collateral Agent in connection with this
     Agreement would become seriously misleading.

          4.7 Further Identification of Collateral. The Company will furnish to the Collateral Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Collateral Agent may reasonably request, all in reasonable detail.

          4.8  Notices.  The Company will advise the Collateral
Agent
promptly, in reasonable detail, at its address set forth in the Indenture of:

          (a) any Lien (other than security interests created hereby, the security interest granted to the Parent to secure the Company's obligations under its Intercompany Note or Liens permitted under the
     Indenture) on, or claim asserted against, any of the Collateral; and

          (b) of the occurrence of any other event which could reasonably be expected to have a material adverse effect on the
     aggregate value of the Collateral or on the security interests created hereby.

          5.   Asset Sales and Receipt of Net Insurance Proceeds.

All
cash, checks, instruments and other Proceeds of the Collateral from Asset Sales or otherwise, including Net Insurance Proceeds, shall be held by the Company in trust for the Collateral Agent and the Holders, segregated from the other funds of the Company, and shall, immediately upon receipt by the Company, be turned over to the Collateral Agent in the exact form received by the
Company (duly indorsed by the Company to the Collateral Agent, if required) and held by the Collateral Agent in a Collateral Account maintained under the sole dominion and control of the Collateral Agent, except as may be released to the Company and or applied to the Obligations in accordance with Article
XIII of the Indenture.  All proceeds while held by the Collateral
Agent in a
Collateral Account (or by the Company in trust for the Collateral Agent and the Holders) shall continue to be held as collateral security for all the
Obligations and shall not constitute payment thereof until applied as provided in subsection 8.1 or 8.2.

          6.   Remedies.

          6.1  Remedies.  Subject to the provisions of Article
VIII of the
Indenture, if an Event of Default shall have occurred and be continuing, at any time at the Collateral Agent's election, the Collateral Agent may apply all or any part of the Proceeds held in any Collateral Account in payment of the
Obligations in the manner set forth in Section 8.6 of the Indenture.

          6.2  Code Remedies.  Subject to the provisions of
Article VIII of
the Indenture, if an Event of Default shall occur and be continuing, the
Collateral Agent on behalf of the Holders may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the Code. Without limiting the generality of the foregoing, the Collateral Agent without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the
Company or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the Collateral Agent or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Collateral
Agent shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the
Company, which right or equity is hereby waived or released. The Company further agrees, at the Collateral Agent's request, to assemble the Collateral and make it available to the Collateral Agent at places which the Collateral
Agent shall reasonably select, whether at the Company's premises or elsewhere.
The Collateral Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Collateral or in any way relating to the
Collateral, in the manner set forth in Section 8.6 of the Indenture. To the extent permitted by applicable law, the Company waives all claims, damages and demands it may acquire against the Collateral Agent or any Holder arising out of the exercise by them of any rights hereunder, except to the extent any such claims, damages or demands were directly caused by the Collateral Agent's gross negligence or willful misconduct. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

          6.3 Deficiency. The Company shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Obligations and the fees and disbursements of any attorneys employed by the Collateral Agent or any Holder to collect such deficiency.

          7.   Applicable Provisions of the Indenture.  Section
12.2
through 12.10 of the Indenture is hereby incorporated by reference into this
Agreement and made a part of the same as if set forth herein. To the extent, if any, that the provisions of this Agreement are inconsistent with the provisions of Section 12.2 through 12.10 of the Indenture, the provisions of the Indenture shall prevail.

          8.   Collateral Agent's Appointment as
Attorney-in-Fact;
Collateral Agent's Performance of Company's Obligations.

          8.1  Powers.  The Company hereby irrevocably
constitutes and
appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Company and in the name of the Company or in its own name, from time to time in the Collateral
Agent's discretion, for the purpose of carrying out the terms of this
Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, the Company hereby gives the Collateral Agent the power and right, on behalf of the Company, without notice to or assent by the
Company, to do the following:

          (a) in the case of any Collateral, at any time when any Event of Default shall have occurred and is continuing, in the name of the
     Company or its own name, or otherwise, to take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due with respect to any
     Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the
     Collateral Agent for the purpose of collecting any and all such moneys due with respect to any Collateral whenever payable;

          (b) to pay or discharge taxes and Liens levied or placed on or threatened against the Collateral (except as provided by Section 4.4 of this Agreement), to effect any repairs or any insurance called for by the terms of this Agreement and to pay all or any part of the premiums therefor and the costs thereof;

          (c) to execute, in connection with any Asset Sale permitted by
     Section 6.15 of the Indenture or otherwise provided for in
Section 8
     hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

          (d) upon the occurrence and during the continuance of any
     Event of Default, (1) to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Collateral Agent or as the
     Collateral Agent shall direct; (2) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) to sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral;
(5) to defend
     any suit, action or proceeding brought against the Company with respect to any Collateral; (6) to settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, to give such discharges or releases as the Collateral Agent may deem appropriate;
     and (7) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and to do, at the Collateral
Agent's option and
     the Company's expense, at any time, or from time to time, all acts and things which the Collateral Agent deems necessary to protect, preserve or realize upon the Collateral and the Collateral Agent's security interests therein and to effect the intent of this Agreement, all as fully and effectively as the Company might do.

          8.2 Performance by Collateral Agent of Company's Obligations. If the Company fails to perform or comply with any of its agreements contained herein, the Collateral Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

          8.3 Company's Reimbursement Obligation. The expenses of the Collateral Agent incurred in connection with actions undertaken as provided in this Section, together with interest thereon at a rate per annum equal to 13.50% from the date of payment by the Collateral Agent to the date reimbursed by the Company, shall be payable by the Company to the Collateral Agent on demand.

          8.4 Ratification; Power Coupled With An Interest. The Company hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this
Agreement is terminated and the security interests created hereby are released.

          9. Duty of Collateral Agent. The Collateral Agent's sole duty with respect to the custody, safekeeping and physical preservation of the
Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account, except that the Collateral Agent shall have no obligation to invest funds held in any Collateral Account and may hold the same as demand deposits. Neither the Collateral Agent nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Company or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Collateral Agent hereunder are solely to protect the
Collateral Agent's interests in the Collateral and shall not impose any duty upon the Collateral Agent to exercise any such powers. The Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to the Company for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

          10.  Execution of Financing Statements.  Pursuant to
Section 9-
402 of the Code, the Company authorizes the Collateral Agent to file financing statements with respect to the Collateral without the signature of the Company in such form and in such filing offices as the Collateral Agent reasonably determines appropriate to perfect the security interests of the Collateral Agent under this Agreement. A carbon, photographic or other reproduction of this
Agreement shall be sufficient as a financing statement for filing in any jurisdiction.

          11. Authority of Collateral Agent. The Company acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Collateral Agent and the
Holders be governed by the Indenture and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Company, the Collateral Agent shall be conclusively presumed to be acting as agent for the Holders with full and valid authority so to act or refrain from acting, and the Company shall be under no obligation, or entitlement, to make any inquiry respecting such authority.

          12.  Indemnity.

          12.1 Indemnity. (a) The Company agrees to indemnify, pay and hold harmless the Collateral Agent and the officers, directors, employees, agents and affiliates of the Collateral Agent (collectively called the
"Indemnitees") from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs (including, without limitation, settlement costs), expenses or disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitee shall be designated a party thereto), which may be imposed on, incurred by, or asserted against that Indemnitee, in any manner relating to or arising out of this Agreement, the Indenture, the
Subsidiary Guarantee or the Securities arising in any action relating to, directly or indirectly, the Collateral or the subject of this Agreement (including without limitation, any misrepresentation by the Company in this Agreement (the
"indemnified liabilities"); provided that the Company shall have no obligation to an Indemnitee hereunder with respect to indemnified liabilities if it has been determined by a final decision (after all appeals and the expiration of time to appeal) by a court of competent jurisdiction that such indemnified liability arose from the negligence or willful misconduct of that Indemnitee. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Company shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all indemnified liabilities incurred by the Indemnitees or any of
them.

          (b) The Company agrees to pay, and to save the Collateral
Agent harmless from, any and all liabilities, costs and expenses (including, without limitation, legal fees and expenses) (1) with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes and any and all recording and filing fees which may be payable or determined to be payable with respect to any of the Collateral, (2) with respect to, or resulting from, any delay in complying with any Requirement of Law applicable to any of the Collateral and (3) in connection with any of the transactions contemplated by this Agreement.

          12.2 Survival. The obligations of the Company contained in this Section 12 shall survive the termination of this Agreement and the discharge of the Company's other obligations under this Agreement.

          12.3 Reimbursements. Any amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement shall constitute
Obligations secured by the Collateral.

          13. Notices. All notices, requests and demands to or upon the
Collateral Agent or the Company to be effective shall be in writing (or by telex, fax or similar electronic transfer) and shall be deemed to have been duly given or made (a) when delivered by hand or (b) if given by mail, when deposited in the mails by certified mail, return receipt requested, or (c) if by telex, fax or similar electronic transfer, when sent and receipt has been confirmed, addressed to the Collateral Agent or the Company at its address or transmission number for notices provided in Section 1.5 of the Indenture or to the Company at the address set forth below its signature. The Collateral
Agent and the Company may change their addresses and transmission numbers for notices by notice in the manner provided in this Section.

          14.  Termination of this Agreement.  (a)
Notwithstanding any
other provision of this Agreement, and in the absence of a claim for indemnification pursuant to Section 12.1 hereof, this Agreement shall automatically terminate upon the satisfaction, discharge or avoidance of the
Obligations pursuant to the terms of the Subsidiary Guarantee and the
Indenture.

          (b) Upon the termination of this Agreement and subject to the terms of the Subsidiary Guarantee, the Collateral Agent shall execute and deliver to the Company such documents of assignment as are reasonably necessary to terminate the Collateral Agent's security interest in any
Collateral
granted pursuant to this Agreement.

          (c) If the Company ceases to be a Subsidiary of the Parent pursuant to Article VI of the Indenture and subject to the satisfaction of the terms and conditions of the Indenture in general and Article VI in particular, the Company shall automatically be released from all of its share of the
Obligations, and this Agreement shall terminate.

          15. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          16.  Amendments in Writing; No Waiver; Cumulative
Remedies.

          16.1 Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Company and the
Collateral Agent in a manner pursuant to Article VI of the Indenture or any other provision therein, or as may be provided for in the Intercreditor
Agreement with the Bank of New York Commercial Corporation as ACM Agent ("ACM Agent"), dated an even date herewith, as the same may be amended, modified or supplemented from time to time.

          16.2 No Waiver by Course of Conduct.  Neither the
Collateral
Agent or any Holder shall by any act (except by a written instrument pursuant to subsection 16.1 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any
Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Collateral Agent or any Holder, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Collateral Agent or the Holders of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Collateral Agent or the Holders would otherwise have on any future occasion.

          16.3 Remedies Cumulative. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

          17. Intercreditor Agreement. The parties hereto acknowledge that the terms of this Agreement are subject to the Intercreditor
Agreement
dated as of the date hereof between The Bank of New York
Commercial
Corporation and the Trustee.

          18. Section Headings. The section and subsection headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

          19. Successors and Assigns. This Agreement shall be binding upon the successors and assigns of the Company and shall inure to the benefit of the Collateral Agent and its successors and assigns.

          20.  GOVERNING LAW.  THIS AGREEMENT AND THE
RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS
AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND
INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF
NEW YORK.

          21. Submission To Jurisdiction; Waivers. The Company hereby irrevocably and unconditionally:

          (a) submits for itself and its property in any legal action or proceeding relating to this Agreement to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New
     York, the courts of the United States of America for the Southern
     District of New York, and appellate courts from any thereof;

          (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or
     hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

          (c) agrees that service of process in any such action or
     proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Company at its address set forth in Section
1.5 of the
     Indenture or at such other address of which the Collateral
Agent shall
     have been notified pursuant thereto;

          (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

          (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary, punitive or consequential damages.


          IN WITNESS WHEREOF, the undersigned has caused this Security Agreement to be duly executed and delivered as of the date first above written.




NEWPORT STEEL CORPORATION


By: /S/ J. R. PARKER
   Name: John R. Parker
   Title: V.P. & Treasurer

Address:  Ninth and Lowell Streets
Newport, Kentucky  41072

Fax: (606) 292-0593




THE HUNTINGTON NATIONAL BANK,
 as Collateral Agent


By: /S/ CANDADA J. MOORE
   Name: Candada J. Moore
   Title: Trust Officer

Address:  Trust Department
41 South High Street
Columbus, Ohio  43215

Fax: (614) 480-5223
Schedule 1
[Newport]

EQUIPMENT


                          List of Locations


Newport Steel Corporation                    Route 9
                                   Wilder, Kentucky  41071
                                   (Campbell County)

                                   Erlanger Tubular Corporation
                                   5610 Birdcreek Avenue
                                   Catoosa, Oklahoma  74015
                                   (Rogers County)

                                   Ninth & Lowell Streets
                                   Newport, Kentucky  41072
                                   (Campbell County)

Schedule 2
[Newport]

REAL PROPERTY


     OBLIGOR                       PROPERTY ADDRESS
                                   (DESIGNATE WHETHER
                                   OWNED OR LEASED)

Newport Steel Corporation                    Route 9
                                   Wilder, Kentucky  41071
                                   (Campbell County)(Owned)

                                   Ninth & Lowell Streets
                                   Newport, Kentucky  41072
                                   (Campbell County)(Owned)



                   Subsidiary Security Agreement

                   Between

                   Newport Steel Corporation

                   And

                   The Huntington National Bank,
as Collateral Agent


                                                         July 28,
1995

  TABLE OF CONTENTS





                                                    Page

1.     Defined Terms . . . . . . . . . . . . . . . . . . . . . .
 .   1
  1.1  Definitions . . . . . . . . . . . . . . . . . . . . . . .
 .   1
  1.2  Other Definitional Provisions . . . . . . . . . . . . . .
 .   3

2.     Grant of Security Interest. . . . . . . . . . . . . . . .
 .   3

3.     Representations and Warranties. . . . . . . . . . . . . .
 .   3
  3.1  Title; No Other Liens . . . . . . . . . . . . . . . . . .
 .   3
  3.2  Perfected First Priority Liens. . . . . . . . . . . . . .
 .   4
  3.3  Equipment . . . . . . . . . . . . . . . . . . . . . . . .
 .   4
  3.4  Chief Executive Office. . . . . . . . . . . . . . . . . .
 .   4
  3.5  Farm Products . . . . . . . . . . . . . . . . . . . . . .
 .   4

4.     Covenants . . . . . . . . . . . . . . . . . . . . . . . .
 .   4
  4.1  Delivery of Instruments and Chattel Paper . . . . . . . .
 .   4
  4.2  Marking of Records. . . . . . . . . . . . . . . . . . . .
 .   4
  4.3  Maintenance of Insurance. . . . . . . . . . . . . . . . .
 .   4
  4.4  Payment of Taxes, Assessments and Governmental Charges. .
 .   5
  4.5  Maintenance of Perfected Security Interest; Further
       Documentation . . . . . . . . . . . . . . . . . . . . . .
 .   5
  4.6  Changes in Locations, Name, etc.. . . . . . . . . . . . .
 .   6
  4.7  Further Identification of Collateral. . . . . . . . . . .
 .   6
  4.8  Notices . . . . . . . . . . . . . . . . . . . . . . . . .
 .   6

5.     Asset Sales and Receipt of Net Insurance Proceeds . . . .
 .   6

6.     Remedies. . . . . . . . . . . . . . . . . . . . . . . . .
 .   7
  6.2  Code Remedies . . . . . . . . . . . . . . . . . . . . . .
 .   7
  6.3  Deficiency. . . . . . . . . . . . . . . . . . . . . . . .
 .   8

7.     Applicable Provisions of the Indenture. . . . . . . . . .
 .   8

8.     Collateral Agent's Appointment as Attorney-in-Fact;
Collateral Agent's
  Performance of Company's Obligations . . . . . . . . . . . . .
 .   8
  8.1  Powers. . . . . . . . . . . . . . . . . . . . . . . . . .
 .   8
  8.2  Performance by Collateral Agent of Company's Obligations.
 .   9
  8.3  Company's Reimbursement Obligation. . . . . . . . . . . .
 .   9
  8.4  Ratification; Power Coupled With An Interest. . . . . . .
 .   9

9.     Duty of Collateral Agent. . . . . . . . . . . . . . . . .
 .   9

10.    Execution of Financing Statements . . . . . . . . . . . .
 .  10

11.    Authority of Collateral Agent . . . . . . . . . . . . . .
 .  10

12.    Indemnity . . . . . . . . . . . . . . . . . . . . . . . .
 .  10
  12.1 Indemnity . . . . . . . . . . . . . . . . . . . . . . . .
 .  10
  12.2 Survival. . . . . . . . . . . . . . . . . . . . . . . . .
 .  11
  12.3 Reimbursements. . . . . . . . . . . . . . . . . . . . . .
 .  11

13.    Notices . . . . . . . . . . . . . . . . . . . . . . . . .
 .  11

14.    Termination of this Agreement . . . . . . . . . . . . . .
 .  12

15.    Severability. . . . . . . . . . . . . . . . . . . . . . .
 .  12

16.    Amendments in Writing; No Waiver; Cumulative Remedies . .
 .  12
  16.1 Amendments in Writing . . . . . . . . . . . . . . . . . .
 .  12
  16.2 No Waiver by Course of Conduct. . . . . . . . . . . . . .
 .  12
  16.3 Remedies Cumulative . . . . . . . . . . . . . . . . . . .
 .  13

17.    Intercreditor Agreement . . . . . . . . . . . . . . . . .
 .  13

18.    Section Headings. . . . . . . . . . . . . . . . . . . . .
 .  13

19.    Successors and Assigns. . . . . . . . . . . . . . . . . .
 .  13

20.    GOVERNING LAW . . . . . . . . . . . . . . . . . . . . . .
 .  13

21.    Submission To Jurisdiction; Waivers . . . . . . . . . . .
 .  13